Exhibit 10

SECOND AMENDMENT

TO THE

COVENTRY HEALTH CARE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Coventry Health Care, Inc. (the “Company”) maintains the Coventry Health Care, Inc. Supplemental Executive Retirement Plan (the “SERP”); and

WHEREAS, pursuant to the terms of the SERP, the Company has the right to amend the SERP at any time; and

WHEREAS, pursuant to resolutions of the Company’s Board of Directors dated May 19, 2005, the Company authorized the amendment of the SERP to reflect the delegation of the authority to determine who is an Eligible Employee, as such term is defined under the SERP, to Shawn M. Guertin and Patrisha L. Davis.

NOW, THEREFORE, the Company hereby amends the SERP as follows:

Section 2.12 is amended, effective May 18, 2005, to read as follows:

“2.12	Eligible Employee

‘Eligible Employee’ means an Employee who, based on the determination of Shawn M. Guertin and Patrisha L. Davis, is a highly compensated employee or a select member of management who, by virtue of his position with the Employer, is uniquely informed as to the Employer’s operations and has the ability to materially affect the Employer’s profitability and operations. Shawn M. Guertin and Patrisha L. Davis may determine at any time that an Employee no longer satisfies this standard, in which case he shall cease to be an Eligible Employee.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the SERP to be executed by its duly authorized officer this 2nd day of August, 2005.

Coventry Health Care, Inc.

By:	/s/ Patrisha Davis

ATTEST:

By: /s/ David Hornock